SkyWater Technology, Inc. ________________ Clawback Policy Amended and Restated August 16, 2023 Introduction The Compensation Committee of the Board of Directors (the “Committee”) of SkyWater Technology, Inc. (the “Company”) has adopted this policy to provide for the recoupment of certain executive compensation in the event either (1) the Company is required to prepare an accounting restatement resulting from material noncompliance with financial reporting requirements or (2) an executive engages in illegal or improper conduct causing financial or reputational harm to the Company (the “Policy”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and NASDAQ Listing Rule 5608(a). Administration This Policy shall be administered by the Committee. Any determinations made by the Committee shall be final and binding on all affected individuals. Covered Executives This Policy applies to the Company’s president; principal financial officer; principal accounting officer (or if there is no such accounting officer, the controller); any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance); any other officer who performs a significant policy-making function; or any other person who performs similar significant policy-making functions for the Company; and such other employees who may from time to time be deemed subject to the Policy by the Committee (collectively, “Covered Executives”). Events Triggering Recoupment If either of the events described in paragraph 1 or 2 below occurs, then then the Committee will require, to the extent not prohibited by governing law, reimbursement or forfeiture of any Excess Incentive Compensation (as defined below) received by any Covered Executive during the Recovery Period (as defined below). For purposes hereof, a Covered Executive is deemed to have “received” Excess Incentive Compensation in the Company’s fiscal period during which the financial reporting measure specified in the award of such Incentive Compensation is attained, even if the payment or grant of Incentive Compensation occurs after the end of that period. 1. Accounting Restatement. The Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the U.S. securities laws including to correct an error in 2 previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “Accounting Restatement”). 2. Conduct Violation. The Company determines that a Covered Executive has willfully: (a) engaged in any conduct (or omission) that violates any federal, state, or local law or regulations, or any listing standard of any exchange on which the Company’s shares are traded in connection with the performance of the Covered Executive’s duties; or (b) breached a fiduciary duty that the Covered Executive owes to the Company or any subsidiary or affiliate; in either case, which results (or might reasonably be expected to result) in material financial or reputational harm to the Company or any subsidiary or affiliate thereof (any such conduct, a “Violation”). Incentive Compensation For purposes of this Policy, Incentive Compensation means: 1. With respect to recoupment related to an Accounting Restatement, any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. A financial reporting measure is a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, regardless of whether such measure is presented within the financial statements or included in a filing with the Securities Exchange Commission. Each of stock price and total shareholder return is a financial reporting measure. 2. With respect to recoupment related to a Violation, any annual bonuses and other short- and long-term cash incentives that are granted, earned, or vested based wholly or in part on the Company’s publicly reported financial information or on the Covered Executive’s achievement of performance goals and any equity award granted under any Company plan or agreement, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. Excess Incentive Compensation 1. In the event of an Accounting Restatement: (a) “Excess Incentive Compensation” means the excess of the amount of Incentive Compensation Received by a person (i) after beginning service as a Covered Executive, (ii) who served as a Covered Executive at any time during the performance period for that Incentive Compensation, (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (iv) 3 during the Recovery Period; over the amount of Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results in the Accounting Restatement, as determined by the Committee, without regard to any taxes paid (the “Recalculated Amount”). For the avoidance of doubt, a person who served as a Covered Executive during the periods set forth in clauses (i) and (ii) of the preceding sentence shall continue to be subject to this Policy even after such person’s service as a Covered Executive has ended. (b) The “Recalculated Amount” shall be determined as follows: (i) The amount of any non-equity Incentive Compensation to be recovered shall be equal to the excess of (i) the amount paid to the Covered Executive calculated by reference to the erroneous financial data, over (ii) the amount that would have been paid to the Covered Executive calculated by reference to the corrected financial data. (ii) The amount of equity-based Incentive Compensation to be recovered shall be equal to the excess of (i) the number of Shares (or equivalent value) earned by the Covered Executive calculated by reference to the erroneous financial data, over (ii) the number of Shares (or equivalent value) that would have been earned by the Covered Executive calculated by reference to the corrected financial data. (iii) For Incentive Compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in the Accounting Restatement, the amount subject to recovery will be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive Compensation was received. The Company will maintain documentation of the determination of that reasonable estimate and provide such documentation to NASDAQ (the “Exchange”) or such other national securities exchange on which the Company’s common stock is then listed to the extent required by law or applicable exchange rules. (iv) If any Incentive Compensation to be recovered as determined above was deferred into a nonqualified deferred compensation plan, the amount to be recovered shall include any Company contribution (such as a matching contribution) made with respect to such deferrals and all earnings on both the deferred amount and any related Company contribution. 2. In the event of a Violation, the Committee shall determine, in its sole discretion, the amount of Excess Incentive Compensation to be recovered, based on the extent that the Company or a subsidiary or affiliate thereof was harmed (or reasonably expected to be harmed) by such Violation. 4 Recovery Period For purposes of this Policy, “Recovery Period” means: 1. For an Accounting Restatement, the three completed fiscal years of the Company immediately preceding the earlier to occur of (i) the date the Company’s Board of Directors, a committee thereof, or the Company’s authorized officers conclude, or reasonably should have concluded, that the Company is required to prepare an Accounting Statement or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. 2. For a Violation, the three completed fiscal years of the Company immediately preceding the date the Committee determines that a Violation occurred. In either case, if the Company changes its fiscal year, then the transition period within or immediately following such three completed fiscal years also shall be included in the Recovery Period, provided that if the transition period between the last day of the Company’s prior fiscal year end and the first day of its new fiscal year comprises a period of nine to 12 months, then such transition period shall instead be deemed one of the three completed fiscal years and shall not extend the length of the Recovery Period. Method of Recoupment The Committee will determine, in its sole discretion, the method for recouping Excess Incentive Compensation hereunder from a Covered Executive which may include, without limitation: 1. requiring reimbursement of cash Incentive Compensation previously paid; 2. seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; 3. offsetting the amount from any compensation otherwise owed by the Company to the Covered Executive, regardless of whether the contract or other documentation governing such other compensation specifically permits or specifically prohibits offsets; 4. cancelling outstanding vested or unvested equity or cash awards; 5. forfeiting balances in a nonqualified deferred compensation plan, regardless of whether the plan specifically permits or specifically prohibits offsets; and/or 6. taking any other remedial and recovery action permitted by law, as determined by the Committee. Interpretation The Committee shall interpret and construe this Policy and make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this

5 Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002, and any applicable rules or standards adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s securities are listed. Impracticality The Company is not required to recover Incentive Compensation under this Policy to the extent the Committee determines that recovery would be impracticable. Recovery is impracticable for purposes of this Policy only if one of the following is true: (a) the direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered, provided that the Company previously made a reasonable attempt to recover the Excess Incentive Compensation. If a determination of impracticality is made, the Company will document its reasonable attempts to recover the compensation and provide the documentation to the Exchange or such other national securities exchange on which the Company’s common stock is then listed to the extent required by law or applicable exchange rules. (b) recovery would violate home country law that was adopted before November 28, 2022 and the Company has obtained an opinion of home country counsel, acceptable to the Exchange or such other national securities exchange on which the Company’s common stock is then listed, and has provided such opinion to the exchange or association. (c) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. Legal Fees and Indemnification Notwithstanding the terms of the Company’s bylaws, a Covered Executive shall not be entitled to indemnification or advancement of legal expenses in connection with any action, suit or proceeding related to the enforcement of this Policy and the Company may not indemnify any Covered Officer against the loss of any Excess Incentive Compensation. Effective Date This Policy as amended and restated shall be effective as of the effective date of NASDAQ Listing Rule 5608(a) (the “Effective Date”) and shall apply to Incentive Compensation that is approved, awarded or granted to Covered Executives on or after that date. Incentive Compensation that is approved, awarded or granted before such date shall be subject to the clawback policy as in effect before the Effective Date. Amendment; Termination The Committee may amend this Policy from time to time in its discretion. The Committee may terminate this Policy at any time. 6 Other Recoupment Rights The Committee intends that this Policy will be applied to the fullest extent of the law. The Committee may require that any employment agreement, equity award agreement, or similar agreement shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal or equitable remedies available to the Company. Application of this Policy does not preclude the Company from taking any other action to enforce a Covered Executive’s obligations to the Company, including termination of employment or institution of civil or criminal proceedings. Successors This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. Disclosures The Company shall file all disclosures with respect to this Policy in accordance with the requirements of the Federal securities laws, including disclosure required by the Securities Exchange Commission filings.